UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 3, 1997

                          IMCLONE SYSTEMS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                    0-19612                 04-2834797
(State or other Jurisdiction    (Commission File    (IRS Employer Identification
     of Incorporation)               Number)                   Number)

                   180 Varick Street, New York, New York  10014
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 645-1405
               Registrant's telephone number, including area code

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ITEM 5. OTHER EVENTS

     On June 3, 1997, ImClone Systems Incorporated ("ImClone" or the "Company") announced that it has received a milestone payment of $500,000 from corporate partner Merck KGaA. This payment results from the achievement of a pilot-scale manufacturing run for BEC-2, ImClone's lead therapeutic compound for the treatment of small cell lung cancer. This achievement also triggers the first in a series of eight quarterly support payments, which will total $4.7 million. The meeting of further milestones attached to the development and registration of the product worldwide can result in additional payments to ImClone totaling $6.5 million.

     On May 19, 1997, at the 33rd American Society of Clinical Oncology annual meeting, ImClone reported data from its pilot study investigating the effects of BEC-2 treatment among 15 patients with small cell lung cancer. The data from the study conducted at Memorial Sloan-Kettering Cancer Center (MSKCC) in New York supports previously reported clinical results that the compound significantly increased survival for patients with small cell lung cancer. Based on these findings pivotal Phase III multi-national clinical trials for BEC-2 are intended to be initiated in the fourth quarter of this year.

     Under the terms of the collaboration with Merck for BEC-2, ImClone will retain marketing rights in North America, and Merck has the marketing rights for all therapeutic indications outside North America. ImClone will also be entitled to royalty payments based upon all product sales outside of North America. In addition, Merck is responsible for 60 percent of the development costs in the United States, Europe, Australia and New Zealand and 100 percent of the development costs in all other territories. It is the intent of the parties that ImClone be the manufacturer of the product Worldwide.

     Except for the historical information contained herein, the matters discussed herein include forward-looking statements. Actual results may differ materially from those predicted in such forward-looking statements due to the risks and uncertainties inherent in the Company's business, including, without limitation, risks and uncertainties in obtaining and maintaining regulatory approval, market acceptance of and continuing demand for the Company's products, the impact of competitive products and pricing, and the Company's ability to obtain additional financing to support its operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             IMCLONE SYSTEMS INCORPORATED

Date: June 6, 1997                           /s/John B. Landes
                                                John B. Landes
                                                Vice President,
                                                Business Development
                                                and General Counsel